EXHIBIT 21.1

CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION
(as of December 8, 2025)

Name of Subsidiary	Jurisdiction of Incorporation
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
CBI Europe B.V.	Netherlands
CMI Terex Corporation	Oklahoma
ETW Global Finance (Barbados) SRL	Barbados
Genie Cayman Holdings	Cayman Islands
Genie France S.A.R.L.	France
Genie Industries B.V.	Netherlands
Genie Industries Iberica, S.L.	Spain
Genie Industries, Inc.	Washington
Genie Korea, Ltd.	Korea
Genie Scandinavia AB	Sweden
Genie UK Limited	United Kingdom
Jaques International Holdings Pty. Ltd.	Australia
Marathon Equipment Company	Delaware
MP ZenRobotics Oy	Finland
Murray Design & Engineering Limited	Ireland
New Terex Holdings UK Limited	United Kingdom
Pegson Group Limited	United Kingdom
Powerscreen International (Canada) ULC	Canada
Powerscreen International Limited	United Kingdom
Powerscreen Limited	Ireland
Powerscreen USA, LLC	Kentucky
ProAll International Mfg. Inc.	Canada
ProAll UK Limited	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Sempurna Enterprise (M) Sdn. Bhd.	Malaysia
Shanghai Vortex Engineering Machinery Co., Ltd.	China
So. Cal. Soft-Pak, Incorporated	California
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Canada Ltd.	Canada
Terex Chile Limitada	Chile
Terex (Changzhou) Machinery Co., Ltd.	China
Terex (China) Investment Co., Ltd.	China
Terex Deutschland GmbH	Germany
Terex Distribution Limited	United Kingdom
Terex Equipment Middle East (L.L.C.)	United Arab Emirates
Terex Europe, S.L.	Spain
Terex European Financing Company Limited	United Kingdom
Terex Financial Services Europe Limited	United Kingdom

Terex Financial Services, Inc.	Delaware
Terex GB Limited	United Kingdom
Terex Genie Mexico, S. de R.L. de C.V.	Mexico
Terex Germany GmbH & Co. KG	Germany
Terex Global GmbH	Switzerland
Terex Global Holdings, LLC	Delaware
Terex India Private Limited	India
Terex International Financial Services Company Unlimited Company	N. Ireland
Terex International Holdings 1 Limited	United Kingdom
Terex International Holdings 2 Limited	United Kingdom
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Equipamentos Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
Terex Makina Satis Anonim Sirketi	Turkey
Terex Malaysia Sdn. Bhd.	Malaysia
Terex Master Trust	Delaware
Terex Operations Italy Srl	Italy
Terex Pegson Limited	United Kingdom
Terex Roadbuilding Europe N.V.	Belgium
Terex S.A. (Proprietary) Limited	South Africa
Terex (Shanghai) Management Co., Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex South Dakota, Inc.	Delaware
Terex (Thailand) Limited	Thailand
Terex USA, LLC	Delaware
Terex Utilities, Inc.	Oregon
Terex Verwaltungs GmbH	Austria
Terex Washington, Inc.	Washington
The Heil Co.	Delaware